SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC  20549




                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):           October 16, 1998


CANISCO RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)


     Delaware                   0-12293             54-0952207
(State or Other Jurisdiction       (Commission               (IRS Employer
     of Incorporation)             File Number)         Identification No.)



300 Delaware Avenue, Suite 714, Wilmington, Delaware               19801
(Address of Principal Executive Offices)                         (Zip Code)


Registrant s telephone number, including area code:    (302) 777-5050








Item 5    Other Events

          Canisco Resources, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement, dated as of October 16, 1998 (the "Agreement"), by and among Mellon Ventures, L.P. ("Mellon Ventures") and Morse Partners, Ltd. ("Morse" and collectively with Mellon Ventures the "Investors") and the Company, pursuant to which the Investors may purchase up to an aggregate of 75,000 shares of convertible preferred stock at an issue price of $100.00 per share.

          The purchase is to be made in two separate closings. The obligation of the Investors to close the transactions is subject to numerous conditions, including the satisfactory completion of their due diligence investigation. The obligation of the parties to complete the second closing will be subject to additional considerations including, but not limited to, adoption of amendment to the Company's Certificate of Incorporation (the "Amendment") and approval of the transaction by the Company s shareholders. There can be no assurance that either closing will occur.

          In the first closing, if it occurs, the Investors will purchase preferred stock having an aggregate purchase price of $1,412,000. If the second closing occurs, the Investors will purchase a further tranche of preferred stock having an aggregate purchase price of $6,088,000. If both closings occurs the aggregate purchase price for the preferred stock will be $7,500,000. The Agreement provides that either the Company or the Investors may terminate the Agreement if the first closing does not occur within 60 days of the date of the Agreement (provided such failure to close is not the result of a breach of the Agreement by the party seeking to terminate).

          The preferred stock is to be issued in two separate series, the 12% Series A Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock") and the 12% Series B Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock" and collectively with the Series A Preferred Stock, the "Preferred Stock" ). The Series A Preferred Stock will be voting and will be convertible into the Company s common stock. The Series B Preferred Stock will be non-voting and will be convertible at the option of the holder into either a newly created class of non-voting common stock or Series A Preferred Stock.

          The Amendment will create a new class of non-voting common stock each share of which will be convertible into a share of voting common stock and vice versa. There will be no differences between the rights of holders of voting common stock and non-voting common stock, except that the latter will have no voting rights (unless otherwise required by law).

          At the first closing, the Investors will purchase 14,120 shares Series A preferred stock, which, upon conversion, would represent at a maximum (assuming a $2.25 conversion price as discussed below) approximately 19.9% of the Company s outstanding common stock. Mellon Ventures will purchase
11,296 shares of Series A Preferred Stock at the first closing and Morse will purchase 2,824 shares of Series A Preferred Stock. If the second closing occurs, Mellon
Ventures will purchase 48,704 shares of Series B Preferred Stock and Morse will purchase 12,176 shares of Preferred Stock which at Morse s option may be either Series A Preferred Stock or Series B Preferred Stock. If the second closing occurs the Investors would own, on a fully converted and fully diluted basis, in the aggregate a maximum (assuming a $2.25 conversion price) of close to 57% of the Company's outstanding common stock.

          The Preferred Stock acquired by Investors will be convertible into the Company s common stock, based on the par value of the Preferred Stock, initially at $2.50 per common share and thereafter at prices ranging from $2.75 to $2.25 per share depending on the level of Pro Forma EBITDA (as defined in the Agreement) for the Company s fiscal year ending March 31, 1999. If Pro Forma EBITDA is equal to or less than $6,013,000 the conversion price will be $2.25 per share. If Pro Forma EBITDA is more than $6,013,000 but equal to or less than $7,349,000 the conversion price will be $2.50 per share. If Pro
Forma EBITDA is more than $7,349,000 the conversion price will be $2.75 per share.

          The Preferred Stock will have a 12% compounded dividend preference, payable only in the event of liquidation or deemed liquidation
(as defined in the
agreement), or if approved by the Directors elected by the common stockholders. On conversion, the Company s obligation with respect to accrued and unpaid dividends will terminate and no common stock will be issued in respect of such dividends.

          The Common Stock Directors (as defined in the Agreement) may require the holders to convert the Preferred Stock at any time after the second anniversary of issuance of the first share of the respective series if the Closing Stock Market Price (as defined in the Agreement) is more than 200% of the then current conversion price for a period of sixty consecutive trading days.

          The Agreement provides that upon the occurrence of the Initial Closing, the Company will take such actions as are necessary to ensure that the Board of Directors of the Company consists of six directors and will elect three designees of the Investors to the Board of Directors. Thereafter, the size of the Board of Directors will remain at six, except that upon the approval of the stockholders of the Company either of the transactions contemplated by the Agreement or the election of a fourth designee of the Investors to the Board of Directors, the Company will take such actions as are necessary to increase the size of the Board of Directors to seven and to fill the resulting vacancy with a designee of the Investors.

          The Agreement provides that so long as the Investors continue to own the "Threshold Number" (as defined below) of shares of Preferred Stock (or such number of common shares of the Company into which such shares have been converted, or a combination thereof), following the Initial Closing the Company will support the nomination of, and the Company's nominating committee (or other board committee exercising a similar function) will recommend to the Board of Directors that, and the Board of Directors will ensure that, (i) four designees of the Investors (if, the Investors and their affiliates together beneficially own more than 25% of Total Outstanding Common Shares (as defined below)) or (ii) three designees of the Investors (if the Investors and their affiliates together beneficially own more than 15% and 25% or less of the Total Outstanding Common Shares) or (iii) two designees of the Investors (if, the Investors and their affiliates together beneficially own more than 5% and 15% or less of the Total outstanding Common Shares), be included in the slate of nominees recommended by the Board of Directors of the Company to stockholders for election as directors at each annual meeting of stockholders of the Company commencing with the first annual meeting of stockholders after the Initial Closing.

          As used above, the "Threshold Number" means 40% of the aggregate number of shares of Preferred Stock the Investors purchase at the Initial Closing or, if the Second Closing occurs, 40% of the aggregate number of shares of Preferred Stock the Investors purchase at the Initial Closing and the Second Closing. The percentage of Total Outstanding Common Shares beneficially owned by the Investors and their affiliates shall be calculated by dividing the number of shares of common stock of any class of the Company owned by the Investors and their affiliates (assuming conversion of all shares of Preferred Stock then owned by the Investors and their affiliates at the conversion price then in effect), by the number of Total Outstanding Common Shares (which is defined as the aggregate number of shares of common stock of any class of the Company outstanding on the date of determination).

          However, the Agreement also provides that, so long as any shares of Preferred Stock are outstanding, the Company will support the nomination of, and the Company's nominating committee or other board committee exercising a similar function) shall recommend to the Board of Directors that, and the Board of Direc tors will ensure that, four designees of the Investors be included in the slate of nominees recommended by the Board of Directors of the Company to holders of Common Stock for election as directors by such stockholders at each such annual meeting.

          Under the Agreement any directors the holders of Series A Preferred Stock are entitled to elect will be deducted from the foregoing number of direc tors the Investors are entitled to designate. In the event any such designee shall cease to serve as a director for any reason, the Board of Directors shall fill the vacancy resulting thereby with a person designated by the Investors.

          During such time as the Investors are entitled to have a designee on the Board of Directors, the Investors shall also be entitled to have such designee serve on each committee of the Board of Directors, including any special committee, and the Company has agreed to cause such designee to be so appointed; provided, however, that if such designee would not be considered "independent" or "disinterested" (i) for purposes of any applicable rule of Nasdaq or any provision of the Internal Revenue Code of 1986, as amended, or (ii) for purposes of any special committee formed in connection with any transaction or potential transaction involving the Company and Mellon
Ventures or Morse, then such designee shall not be required to be appointed to such committee.


          The Agreement further provides that the Company will not, without the prior written consent of the Investors, (i) amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or Bylaws of the Company; (ii) create, authorize, or reclassify any authorized stock of the Company into, or increase the authorized amount of, any class or series of the Company's capital stock ranking prior to or on a parity with Series A Preferred Stock as to dividends or distributions upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any security convertible into or exchange for, or any option, warrant or right to purchase, shares of such a class or series; (iii) sell, convey, transfer, abandon, lease or otherwise dispose of or encumber all or substantially all of its property or business or effect a change in the nature of its business; (iv) purchase, lease or otherwise acquire all or substantially all of the properties or assets of any other corporation or entity (whether through the purchase of stock or assets); (v) merge or consolidate with or into any other corporation, corporations, entity or entities; (vi) voluntarily dissolve, liquidate, or wind up or carry out any partial liquidation or dissolution or transaction in the nature of a partial liquidation or dissolution; (vii) increase the authorized number of shares of common stock of any class or preferred stock of the Company; (viii) issue any shares of Class A Common Stock or any class or series of capital stock, options, warrants, bonds, debentures, notes or other obligations or securities convertible into or exchangeable for, or having optional rights to purchase, Class A Common
Stock (except such issuances of capital stock or options, warrants or rights that do not trigger an anti-dilution adjustment under the terms of the Preferred Stock) or (ix) incur any indebtedness in excess of the available indebtedness under the existing credit facility of the Company; provided, however, that the foregoing approval rights of the Investors will terminate on the first date that (i) (a) the Investors and their affiliates together beneficially own less than 15% of the Total Outstanding Common Shares and
(b) the Investors together are not the largest single stockholder of the Company or (ii) the Investors and their affiliates together beneficially own less than 10% of the Total Outstanding Common Shares.

          The Investors will be entering into a shareholders agreement among themselves and, pursuant to a management agreement with the Company, will be entitled to management fees amounting to $50,000 per annum following the first closing and $100,000 per annum following the second closing.

          The foregoing description of the transaction is qualified in its entirety by reference to the Agreement a copy of which is attached hereto as
Exhibit 10.X.

          Mellon Ventures, a Delaware limited partnership, is a small business investment company organized under the Small Business Investment Act of 1958, as mended, whose principal business is to invest in equity or equity-related securities of companies. The majority limited partner of Mellon Ventures is Mellon Bank, N.A. The companies comprising Mellon Bank, N.A. and its affiliates are direct and indirect subsidiaries of Mellon Bank Corporation. MVMA, L.P. is the general partner of Mellon Ventures and holds a 1% equity interest in Mellon Ventures. Its principal business is to act as general partner of Mellon Ventures. Mellon Ventures principal executive office and principal business address is 919 North Market Street, Wilmington, Delaware 19801

          Morse, a Pennsylvania corporation, is a venture capital investment firm whose principal business is to invest in equity or equity-related securities of companies. Morse s principal executive office and principal business address is Suite 205, 200 Four Falls Corporate Center, West Conshohocken, Pennsylvania 19428.

          The Company currently intends to use the proceeds of the sale of Preferred Stock principally to implement its previously announced strategic acquisition plan and for working capital.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.
               Not Applicable

          (b)  Pro Forma Financial Information.
               Not Applicable

          (c)  Exhibits.


          10.2
          Securities Purchase Agreement, dated as of October 16, 1998, by and among Mellon Ventures, L.P. and Morse Partners, Ltd. and Canisco Resources, Inc.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 29, 1998

                              CANISCO RESOURCES, INC.


                              By: /s/ Ralph A. Trallo

                              Name: Ralph A. Trallo
                              Title:   President
EXHIBIT INDEX



Exhibit   Description    Page

10.2        Securities Purchase Agreement, dated as of October 16,
            1998, by and among Mellon Ventures, L.P. and Morse Partners, Ltd, and Canisco Resources, Inc.




                           Exhibit 10.2

[Securities Purchase Agreement]